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                                                                   EXHIBIT 10.15

                                FORM OF SUBLEASE


1.  PARTIES

     This Sublease is entered into as of the ____ day of _______, 2002, by and between PLATINUM REINSURANCE UNDERWRITERS, INC. ("Sublessee"), and ST. PAUL REINSURANCE MANAGEMENT CORPORATION, a New York corporation ("Sublessor"), as a Sublease under the Lease dated March 17, 1987 entered into by 195 Property Company as Lessor, and Sublessor under this Sublease as Lessee, as amended by a Supplementary Agreement Fixing Term dated January 22, 1988 and a First Amendment of Lease dated January 22, 1996 (herein, collectively referred to as the "Lease"). Copies of the Lease (including amendments) are attached hereto, marked EXHIBIT A, and incorporated herein by reference. Pursuant to a Formation and Separation Agreement between The St. Paul Companies, Inc. ("St. Paul") and Platinum Underwriters Holdings, Ltd. ("Platinum") dated ___________, St. Paul transferred certain of its assets to Platinum on or about ______________ (the "Closing Date"). As a result, in connection with such transfer, Sublessee will occupy a portion of the Leased Premises as hereinafter described.

2.  PROVISIONS CONSTITUTING SUBLEASE

     (a) This Sublease is subject to all of the terms and conditions of the Lease in EXHIBIT A, including all amendments, if any (collectively the "Lease"), and Sublessee shall assume and perform the obligations of Sublessor as Lessee in said Lease to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Lease. In the event of the termination of Sublessor's interest as Lessee under the Lease for any reason (including voluntary termination pursuant to paragraph 4 below), then this Sublease shall terminate simultaneously therewith without any liability of Sublessor to Sublessee. Sublessor shall use its best efforts to prohibit the Lease from being terminated as a result of its direct actions or inactions other than it's exercise of the termination option as hereinbelow described.

     (b) All of the terms and conditions contained in the Lease are incorporated herein, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee), and along with all of the following paragraphs set out in this Sublease shall be the complete terms and conditions of this Sublease.

3.  PREMISES

         Sublessor leases to Sublessee, and Sublessee hires from Sublessor, the following described Premises situated at 195 Broadway, New York, New York as more fully described as



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________ rentable square feet on the ___ floor, as shown on the attached floor plan, marked EXHIBIT B.

4.  TERM

     The term of this Sublease shall be for a period commencing on the Closing Date and ending January 31, 2003.

5.  RENT

     (a) Commencing on the Closing Date, Sublessee shall pay to Sublessor as Rent for the Premises, on the first day of each calendar month, Sublessor's pro rata share of the amount set forth in the Lease as monthly rent for the Premises, equal to the sum of __________________ per month.

This Rent shall be subject to escalation on January 1 of each calendar year based on the Sublessee's pro rata share of any increase of any Operating Expenses and Taxes (sometimes called "Escalation Rent"). Sublessee's pro rata share shall be ___________percent (____%) of the total share paid by Sublessor.

     Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, except as specifically stated in this Sublease, in lawful money of the United States of America to Sublessor at the following address, or to such other persons or at such other places as Sublessor may from time to time designate in writing:

     St. Paul Fire and Marine Insurance Company
     385 Washington Street
     Mail Code: 512E
     St. Paul, Minnesota  55102
     Attn: Lease Administrator

     (b) All payments or installments of Rent hereunder and all sums whatsoever due under this Sublease, if not paid when due, shall be subject to a late charge equal to five percent (5%) of the payment due for each late payment and shall bear interest at the rate of eighteen percent (18%) per annum (but not more than the maximum allowable legal rate applicable) until paid. If an attorney is employed to enforce Sublessor's rights under this Sublease, Sublessee shall pay all fees and expenses of such attorney. Time is of the essence in this Sublease.

6. NO OPTIONS

     Sublessee shall have no option to renew this Sublease or expansion option, right of first refusal, or other such option under the Lease, if any.

7.  DELIVERY OF POSSESSION


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     Sublessor shall deliver to Sublessee the Premises in an "As Is, Where Is"
condition, excepting same shall be in a broom clean condition, and Sublessee shall be responsible, at its sole cost, for any desired improvements (including, but not limited to, carpeting, partitions, ceiling tiles, wall treatment and/or lighting). Sublessee shall provide Sublessor with copies of the plans for any improvements and obtain Sublessor's and Lessor's written approval prior to commencing any improvements. Sublessor and Sublessee agree that the Premises include existing interior improvements. Sublessee hereby accepts the Premises in their condition existing as of the date Sublessee occupies the Premises, subject to all applicable zoning, County and State laws, ordinances and regulations governing and relating to the use of the Premises. Sublessee acknowledges that Sublessor has not made any representations or warranty as to the suitability of the Premises for the conduct of Sublessee's business and agrees to deliver the Premises to Sublessor at the end of the Term (or upon earlier termination as provided in this Sublease) in as good condition as received, ordinary wear and tear excepted).

8.  USE

     The Premises shall be used and occupied only for the uses set forth in the Lease.

9.  SUBLEASE/ASSIGNMENT

     There shall be no assignment or sublease of the Premises by the Sublessee without the prior written consent of the Sublessor and any such attempted transfer shall be void. In addition, any assignment or sublease that may be approved by Sublessor must also be approved by Lessor and its mortgagees, if any.

10.  INSURANCE AND INDEMNIFICATION

     (a) In order to protect the Sublessor, Sublessee shall carry the insurance required by the Lease, and in addition to naming Lessor as an insured thereunder, shall name the Sublessor as an insured thereunder. Promptly upon execution of this Sublease, Sublessee shall provide Sublessor with a certificate of insurance in a form reasonably satisfactory to Sublessor evidencing such insurance.

     (b) Sublessee shall be responsible for, and shall defend (at Sublessor's option) indemnify and hold harmless the Sublessor and Lessor against and from, any and all liability or claim of liability arising out of (i) the use or occupancy of, or the conduct, operation or management of the Sublessee's business in, the Premises accruing or occurring from and after the date of this Sublease, or (ii) any breach or default by the Sublessee in performing any of its obligations under the provisions of this Sublease, the Lease or applicable law, or (iii) any negligent, intentionally tortious or other act or omission of the Sublessee or any of its agents, contractors, servants, employees, subtenants, licensees or invitees during the term of this Sublease, or (iv) any injury to or death of any person or damage to any property occurring on the premises during the term of this Sublease, except for claims based on the negligence or wilful misconduct of Sublessor or Lessor.


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11.  NOTICES

     Sublessor and Sublessee undertake and agree upon receipt of any notice from Lessor or upon delivery of any notice to Lessor, to forthwith transmit a copy thereof to the other. All notices required hereunder shall be deemed validly transmitted if sent in the same manner as provided in the Lease, addressed as follows:

     if to Sublessor:

                  St. Paul Fire and Marine Insurance Company
                  Attention:  Administrative Services Department,
                              Real Estate Leasing Services
                  Mail Code: 512E
                  385 Washington Street
                  St. Paul, Minnesota  55102

                  with a copy to:

                  MC46
                  St. Paul Fire and Marine Insurance Company
                  Attention:  Real Estate Counsel, Legal Services
                  MAILING ADDRESS:
                  P.O. Box 1138
                  Baltimore, Maryland  21203-1138
                  DELIVERY ADDRESS:
                  5801 Centennial Way
                  Baltimore, Maryland  21209

         if to Sublessee:

                  Platinum Reinsurance Underwriters, Inc.

                  --------------------------
                  --------------------------
                  --------------------------

12.  DEFAULTS

     In the event Sublessee shall fail to perform each and every covenant and agreement herein undertaken by Sublessee, or any other default occurs as described in the Lease, Sublessor shall be entitled to assert any remedy available pursuant to the laws of the State of New York and to avail itself of any right or remedy which would be available in the Lease if said provision were herein set forth naming Sublessor in the place and stead of Lessor and naming Sublessee in the place and stead of Lessee.


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13.      WAIVER

     No waiver of any of the provisions hereunder shall be binding upon the parties unless agreed to in writing. The failure of any party at any time to require performance by the other party of any provisions hereof shall not affect such party's right to require such performances at any time thereafter.

14.      GOVERNING LAW

     This Sublease shall be governed in accordance with the laws of the State of New York.

15.       SEVERABILITY

     This Sublease is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the State of New York. If any provision of this Sublease, or the application thereof to any person or circumstance, shall for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

16.      HEADINGS

     The headings contained in this Sublease are for reference purposes only and shall not in any way affect the meaning or interpretation thereof.


17.      ENTIRE CONTRACT

     This Sublease and its Exhibits A and B embody the entire contract between the parties hereto relative to the subject matter. No amendments, modifications or changes herein or hereof shall be binding unless executed by both of the parties hereto.

18.      HOLDOVER

     If the Sublessee continues to occupy the Premises after the expiration of the Term or any earlier termination of this Sublease without having obtained the Sublessor's express, written consent thereto, then without altering or impairing any of the Sublessor's rights under this Sublease or applicable law, (a) the Sublessee hereby agrees to pay to the Sublessor immediately on demand by the Sublessor, as Rent for the Premises, for each calendar month or portion thereof after such expiration of the Term or such earlier termination of this Sublease, as aforesaid, until the Sublessee surrenders possession of the Premises to the Sublessor, a sum equaling the entire penalty Sublessor shall be required to pay Landlord under the Lease (which includes rent for the entire leased space under the Lease) and (b) the Sublessee shall surrender possession of the Premises to the Sublessor immediately on the Sublessor's having demanded the same. Nothing in the provisions of this Sublease shall be deemed in any way to give the Sublessee any right to


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remain in possession of the Premises after such expiration or termination, regardless of whether the Sublessee has paid any such Rent to the Sublessor.

19.      NON-BINDING

     Submission of this instrument to Sublessee or proposed Sublessee or its agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to sublease, reservation of space, or option to sublease, and this instrument shall have no binding effect until execution hereof by both Sublessor and Sublessee or its agents.

                                      SUBLESSOR:
WITNESS/ATTEST:                       ST. PAUL FIRE REINSURANCE MANAGEMENT
                                      CORPORATION


____________________________          By:__________________________(SEAL)
                                      Name:
                                      Title:



                                      SUBLESSEE:

                                      PLATINUM REINSURANCE UNDERWRITERS, INC.


___________________________           By:__________________________(SEAL)
                                      Name:_________________________
                                      Title:__________________________



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